UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)

In the Matter of )

) )

PEOPLES COMMUNITY

BANK

)))))))))

West Chester, Ohio

)

OTS Docket No. 08097

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Order No.: CN 08-06 Effective Date: April 2, 2008

ORDER TO CEASE AND DESIST

WHEREAS, PEOPLES COMMUNITY BANK, West Chester, Ohio, OTS Docket No. 08097 (Savings Association), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation); and

WHEREAS, Savings Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Asset Quality.

1. (a) As of the Effective Date of this Order, the Savings Association shall not make any new loans, or issue new lines of credit for the following purposes:

i) Land acquisition or development;

ii) Speculative residential construction;

iii) Commercial construction, including multi-family unit construction;

iv) Acquisition or retention of commercial property; and

v) Non-owner occupied one-to-four family residential property.

(b) For purposes of complying with the provisions of this paragraph, the Savings Association may: (i) advance funds under credit facilities (i.e., lines of credit) in existence as of the Effective Date for the purposes enumerated in paragraph 1(a) where unfunded balances remain; and (ii) modify, renew or restructure such existing credit facilities in the Savings Association’s portfolio, provided that: (A) any new funds extended by the Savings Association for any one existing loan relationship shall not exceed five percent (5%) of the original credit facility amount; (B) the total amount of new funds that the Savings Association is permitted to extend for purposes of modifying, renewing, or restructuring existing credit facilities in the Savings Association’s portfolio shall not exceed $1.0 million in the aggregate; (C) for any modification, renewal or restructure of an existing credit facility in portfolio, the Savings Association shall maintain documentation sufficient to demonstrate that such a transaction was in the best interest of the Savings Association (i.e., obtaining additional collateral, etc.); and (D) the Savings Association shall maintain a detailed report of all credit facilities modified, renewed or restructured pursuant to this subparagraph, an updated copy of which shall be provided to the Regional Director on a quarterly basis, beginning with the quarter ending June 30, 2008; and

(c) By April 7, 2008, the Board shall provide the Regional Director with a list of current credit facilities with unfunded balances.

2. (a) Within 30 days of the Effective Date of this Order, the Savings Association, acting through its Board, shall engage an independent third-party, acceptable to the Regional Director, to conduct and complete a loan portfolio review of each existing loan relationship that equals or exceeds $4.0 million, for the purpose of determining asset quality and the appropriateness of the Savings Association’s asset classification practices related to such loan relationships, and document the results of such loan portfolio review in a written report; and

(b) By May 31, 2008, the Board shall provide a copy of the written loan portfolio review report required pursuant to this paragraph to the Regional Director.

3. By April 7, 2008, the Savings Association, acting through its Board, shall develop, adopt and implement a plan for the reduction of those assets adversely classified through the Savings Association’s internal loan review process, as well as those assets identified and discussed within the OTS Report of Examination, dated September 10, 2007 (ROE). The asset reduction plan required pursuant to this paragraph shall, at a minimum, provide for the following:

i) The reduction of total adversely classified assets to fifty percent (50%) or less of core capital, plus general valuation allowances by June 30, 2009;

ii) The reduction of total criticized assets to seventy-five percent (75°) or less of core capital, plus general valuation allowances by June 30, 2009;

iii) The identification of periodic interim targets (i.e., quarterly, semi-annual) for the reduction in the overall level of adversely classified assets;

iv) On-going mechanisms for addressing adversely classified assets identified in subsequent OTS Reports of Examination and/or through the Savings Association’s internal loan review process; and

v) The identification of specific strategies to achieve the goals contained within the asset reduction plan.

4. As of Effective Date of this Order, the Board shall take immediate steps to initiate the review, and where appropriate, make adjustments to the Savings Association’s allowance for loan and lease losses (ALLL) methodology, utilizing recent historical trends and information contained within the ROE. Once the Board completes its review and makes, where appropriate, adjustments to the Savings Association’s ALLL methodology as required pursuant to this paragraph, the Savings Association shall maintain an appropriate level of ALLL.

Management.

5. (a) Within 45 days of the Effective Date of this Order, the Board shall revise the Savings Association’s current business plan (Business Plan), which shall take into consideration the requirements contained within this Order and the comments contained within the ROE (including the recommendation that the revised Business Plan cover a three year period), as well as ensuring, at a minimum, the following:

i) The systematic reduction, in the aggregate, of the Savings Association’s high-risk loans in portfolio;

ii) Specific strategies for capital preservation and enhancement;

iii) The systematic reduction of operating expenses; and

iv) The Business Plan continuously covers a three year period.

(b) Within 55 days of the Effective Date of this Order, a copy of the revised Business Plan shall be forwarded to the Regional Director for review and comment. The Board shall revise the Business Plan within 10 days of receiving the Regional Director’s comments, if any, and implement the revised Business Plan within 30 days thereafter;

(c) On a quarterly basis, beginning with the quarter ending June 30, 2008, the Board shall compare projected operating results contained within the Business Plan to actual results. Additionally, as part of the variance analysis required pursuant to this subparagraph, the Board shall determine any material deviations between the projections contained in the Business Plan and actual results. The Board shall prepare a report describing any material deviations between the projections contained in the Business Plan and actual results and

(d) Within 45 days of the close of each quarter, the Board shall provide the Regional Director with a copy of the variance analysis report required by this paragraph.

Operations.

6. As of the Effective Date of this Order, the Savings Association is prohibited from having any asset growth, except that during each calendar quarter the Savings Association may have an increase in assets in an amount not to exceed net interest credited on deposit liabilities, as provided by OTS Regulatory Bulletin 3b.

7. As of the Effective Date of this Order, the Savings Association must file prior written notice with the Regional Director at least 30 days before adding or replacing a director or hiring a senior executive officer, or changing the responsibilities of any senior executive officer so that the person would assume a different senior executive position.

8. As of the Effective Date of this Order, the Savings Association shall not make any golden parachute payments to any institution-affiliated party, unless as otherwise permitted under 12 C’.F.R. Part 359.

9. As of the Effective Date of this Order, the Savings Association shall not enter into, renew or revise any contractual arrangement related to compensation or benefits with any director or officer of the Savings Association, without the prior written approval of the Regional Director.

10. As of the Effective Date of this Order, the Savings Association shall not declare or make any capital distributions, without the prior written approval of the Regional Director.

Oversight Committee.

11. As of the Effective Date of this Order, the Board shall establish and maintain an Oversight Committee of the Board responsible for ensuring that the provisions of this Order are implemented. The members of the Oversight Committee shall be independent, outside directors (i.e., directors who are not also officers or employees of the Savings Association or its affiliates). The Oversight Committee will report to the Board every month, and a copy of the Oversight Committee report and any discussion relating to the Oversight Committee report or the Order shall be included in the minutes of the Board meeting. Nothing contained herein shall diminish the responsibility of the entire Board to ensure compliance with the provisions of this Order.

Effective Date, Incorporation of Stipulation.

12. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

13. This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations.

14. (a) Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted and

(b) The Regional Director, may extend any of the deadlines set firth in the provisions of this Order upon written request by Savings Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.

15. (a) All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes; and

(b) Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(i) To OTS:

Thomas A. Barnes, Regional Director

Office of Thrift Supervision, U.S. Department of the Treasury

I South Wacker Drive, Suite 2000

Chicago, Illinois 60606

Facsimile: (312) 917-5002

(ii) To Savings Association:

Jerry D. Williams, President

Peoples Community Bank

6100 West Chester Road

West Chester, Ohio 45069

Facsimile: (513) 881-5933

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No Violations Authorized.

16. Nothing in this Order or the Stipulation shall be construed as allowing Savings Association, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:

Thomas A. Barnes

Regional Director, Central Region

Date: See Effective Date on page 1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

In the Matter of

PEOPLES COMMUNITY

BANK

West Chester, Ohio

OTS Docket No. 08097

Order No.: CN O8-06 Effective Date: April 2, 2008

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed Peoples Community Bank, West Chester, Ohio, OTS Docket No. 08097 (Savings Association) that OTS is of the opinion that grounds exist to initiate an administrative proceeding against Savings Association pursuant to 12 U.S.C. § 1818(b);

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings associations has consented to the issuance of an order; and

WHEREAS, Savings Association desires to cooperate with OTS to avoid the time and expense of such administrative cease and desist proceedings by entering into this Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraph 1 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

1. Jurisdiction.

(a) Savings Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4). Accordingly, Savings Association is “an insured depository institution” as that term is defined in 12 U.S.C. § 1813(c); and

(b) Pursuant to 12 U.S.C. § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings association. Therefore, Savings Association is subject to the authority of OTS to initiate and maintain an administrative cease-and-desist proceeding against it pursuant to

12 U.S.C. § 1818(b).

2. OTS Findings of Fact.

Based on its September 10, 2007 examination of Savings Association, OTS finds Savings Association has engaged in unsafe and unsound banking practices, as reflected through the fact that a significant volume of problem assets maintained within the Savings Association’s portfolio has had a direct negative impact on the Savings Association’s capital and earnings.

3. Consent.

Savings Association consents to the issuance by OTS of the accompanying Order to Cease and Desist (Order). Savings Association further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

4. Finality.

The Order is issued by 015 under 12 U.S.C. § 1818(h) and upon the Effective Date it shall be a final order, effective and fully enforceable by OTS under the provisions of 12 U.S.C. § 1818(i).

5. Waivers.

Savings Association waives the following:

(a) The right to be served with a written notice of OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(b) The right to an administrative hearing of OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(c) The right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 18 18(h), or otherwise to challenge the validity of the Order; and

(d) Any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes or otherwise.

6. OTS Authority Not Affected.

Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting Savings Association if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7. Other Governmental Actions Not Affected.

Savings Association acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 6 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of Savings Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

8. Miscellaneous.

(a) The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order;

(b) If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise;

(c) All references to OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns;

(d) The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order;

(e) The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof and constitute the sole agreement of the parties with respect to such subject matters; and

(0 The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Regional Director or other authorized representative.

9. Signature of Directors/Board Resolution.

Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of Savings Association to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Stipulation shall be delivered to OTS, along with the executed original(s) of this Stipulation.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, Savings Association, by its directors, executes this Stipulation.

OFFICE OF THRIFT SUPERVISION

Thomas A. Barnes

Regional Director, Central Region

John L. Buchanan, Director

Nicholas N. Nelson, Director

Regional Director, Central Region Director

Date:

thkamp,

Director

PEOPUES COMNIUNITY B.NK

West Chester, Ohio

By:

Donald L Hawkc Chairman

Date:

Date: See Effective Date on page 1

James R. Van DeGrift, Direor

Jerry D. Williams, Director

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